UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2007

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 E. Colorado Boulevard, Suite 299	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 1, 2007, the Board of Directors of Alexandria Real Estate Equities, Inc. (the “Company”) appointed John L. Atkins, III as a director of the Company, to serve until the 2007 annual meeting of stockholders of the Company.  The Board of Directors of the Company has determined that Mr. Atkins is an independent director pursuant to the policies of the New York Stock Exchange.

Mr. Atkins is Chairman and Chief Executive Officer of O’Brien/Atkins Associates, PA, a multidisciplinary design services firm he co-founded in 1975 located in Research Triangle Park, North Carolina.  Mr. Atkins currently serves as a member of the board, executive committee and treasurer of the North Carolina Biotechnology Center.  He is also a board member of the North Carolina Railroad Company.  Mr. Atkins is a licensed architect and holds a Bachelor of Architecture from North Carolina State University and a Master of Regional Planning from the University of North Carolina at Chapel Hill.

The press release announcing Mr. Aktins’ appointment as a director of the Company is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01               Financial Statements and Exhibits

(a)                                  Exhibits

99.1                         Press Release dated March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: March 7, 2007	By:	/s/ Joel S. Marcus
Joel S. Marcus
Chief Executive Officer